Exhibit 3.1
AMENDMENT NO. 1
TO THE
THIRD AMENDED AND RESTATED BYLAWS
of
METROPCS COMMUNICATIONS, INC.
     The following Amendment No. 1 to the Third Amended and Restated Bylaws, is adopted by the Board of Directors of MetroPCS Communications, Inc. (the “Corporation”) as of June 27, 2007:
     The Third Amended and Restated Bylaws is amended by restating Article V thereof in its entirety as follows:
“ARTICLE V
OFFICERS
     1. The officers of the Corporation shall be chosen by the Board of Directors and shall include a chief executive officer, president, chief financial officer, treasurer, and secretary and may include such additional officers as may from time to time be authorized by these Bylaws or the Board. The Board of Directors may elect from among its members a Chairman of the Board and a Vice Chairman of the Board of Directors. The Board of Directors may also choose one or more vice-presidents, a chief operating officer, and or more assistant secretaries and assistant treasurers. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide.
     2. The Board of Directors, at its first meeting after each annual meeting of stockholders, shall choose a chief executive officer, president, chief financial officer, treasurer and secretary and may include such additional officers as may from time to time be authorized by these Bylaws or the Board of Directors.
     3. The Board of Directors may appoint such other officers and agents as it shall deem necessary or appropriate who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.
     4. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.
     5. Each officer of the Corporation shall hold office until such officer’s successor is elected or appointed by the Board of Directors and shall qualify or until such officer’s death, resignation or removal in the manner hereinafter provided. Any officer may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the chief executive officer or secretary. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of directors comprising the whole Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.
THE CHAIRMAN OF THE BOARD
     6. The Chairman of the Board, if any, shall preside at all meetings of the Board of Directors and of the stockholders at which he shall be present. He shall have and may exercise such powers as are, from time to time, assigned to him by the Board of Directors and as may be provided by law.
     7. In the absence of the Chairman of the Board, the Vice Chairman of the Board, if any, shall preside at all meetings of the Board of Directors and of the stockholders at which he shall be present. He shall have and may exercise such powers as are, from time to lime, assigned to him by the Board of Directors and as may be provided by law.
THE CHIEF EXECUTIVE OFFICER, PRESIDENT, CHIEF OPERATING OFFICER AND VICE-PRESIDENTS
     8. In the absence of the Chairman and Vice Chairman of the Board, the chief executive officer shall preside at all meetings of the stockholders and, if no chairman of the meeting shall have been elected, the Board of Directors; he shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.
     9. The president shall be the chief administrative officer of the Corporation and, in the absence of the appointment of a separate chief operating officer or in the event of his inability or refusal to act, the president shall perform the duties of the chief operating officer of the Corporation, and when so acting, shall have all the powers of, and be subject to, all the restrictions upon the chief operating officer. The president shall perform such duties as from time to time may be assigned to him by the Board of Directors or by the chief executive officer. In the absence of the chief executive officer or in the event of his inability or refusal to act, the president shall perform the duties of the chief executive officer, and when so acting, shall have all the powers of, and be subject to, all the restrictions upon the chief executive officer.
     10. The chief operating officer shall be responsible for the day-to-day operations of the Corporation. The chief operating officer shall perform such duties as from time to time may be assigned to him by the Board of Directors or by the chief executive officer. In the absence of the president or in the event of his inability or refusal to act, the chief operating officer shall perform the duties of the president, and when so acting, shall have all the powers of, and be subject to, all the restrictions upon the president. In the absence of the chief executive officer and the president or in the event of their inability or refusal to act, the chief operating officer shall perform the duties of the chief executive officer and the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president and chief executive officer.

     11. The chief executive officer, the president, the chief operating officer or any vice president shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.
     12. In the absence of the chief executive officer, president and chief operating officer, or in the event of their inability or refusal to act, the vice-president, if any (or in the event there be more than one vice-president, the vice-presidents in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their election), shall perform the duties of the chief executive officer, president, and chief operating officer, and when so acting, shall have all the powers of, and be subject to, all the restrictions upon the chief executive officer, president, and chief operating officer. The vice-presidents shall perform such other duties and have such other powers as the Board of Directors, or the chief executive officer may from time to time prescribe.
CHIEF FINANCIAL OFFICER
     13. The chief financial officer of the Corporation shall have responsibility for the general executive charge, management and control of the financial affairs and business of the Corporation and, jointly with the treasurer of the Corporation, shall have custody and control of all the funds and securities of the Corporation, and he shall have such other powers and duties as from time to time may be designated in these Bylaws or assigned to him by the Board of Directors. He shall perform all acts incident to the position of chief financial officer, subject to the control of the chief executive officer and the Board of Directors.
THE SECRETARY AND ASSISTANT SECRETARIES
     14. The secretary shall attend all meetings of the Board of Directors, all meetings of committees of the Board of Directors, and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the chief executive officer, under whose supervision he shall be. He shall have custody of the corporate seal of the Corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.
     15. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

THE TREASURER AND ASSISTANT TREASURERS
     16. The treasurer, jointly with the chief financial officer, shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the chief executive officer and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all transactions as treasurer and of the financial condition of the Corporation.
     17. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the Board of Directors (or if there be no such determination; then in the order of their election) shall, in the absence of the treasurer or in the event of the treasurer’s inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.”